                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY


                         RECEIVABLES PURCHASE AGREEMENT


                            Dated as of June 29, 2001


                                      Among

                                CXP FUNDING, LLC

                                  as the Seller


                                       and


                       ATLANTIC ASSET SECURITIZATION CORP.

                                 as the Investor


                                       and


                         CREDIT LYONNAIS NEW YORK BRANCH

                                    as a Bank


                                       and


                         CREDIT LYONNAIS NEW YORK BRANCH

                                  as the Agent


                                       and


                       CENTEX CONSTRUCTION PRODUCTS, INC.

                        as Parent and as Collection Agent

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
PRELIMINARY STATEMENT.............................................................................................1

ARTICLE I

     DEFINITIONS..................................................................................................1
                           SECTION 1.01.    Certain Defined Terms.................................................1
                           SECTION 1.02.    Other Terms..........................................................22

ARTICLE II

     AMOUNTS AND TERMS OF THE PURCHASES..........................................................................22
                           SECTION 2.01.    Purchase Facility....................................................22
                           SECTION 2.02.    Making Purchases.....................................................23
                           SECTION 2.03.    Receivable Interest Computation......................................24
                           SECTION 2.04.    Settlement Procedures................................................24
                           SECTION 2.05.    Fees.................................................................27
                           SECTION 2.06.    Payments and Computations, Etc.......................................27
                           SECTION 2.07.    Dividing or Combining Receivable Interests...........................28
                           SECTION 2.08.    Increased Costs......................................................28
                           SECTION 2.09.    Additional Yield on Receivable Interests Bearing
                                                     a Eurodollar Rate...........................................29
                           SECTION 2.10.    Taxes................................................................29
                           SECTION 2.11.    Security Interest....................................................30
                           SECTION 2.12.    Repurchase Option....................................................31

ARTICLE III

     CONDITIONS OF PURCHASES.....................................................................................32
                           SECTION 3.01.    Conditions Precedent to Initial Purchase.............................32
                           SECTION 3.02.    Conditions Precedent to All Purchases and Reinvestments..............34

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES..............................................................................35
                           SECTION 4.01.    Representations and Warranties of the Seller.........................35
                           SECTION 4.02.    Representations and Warranties of the Collection Agent...............38


ARTICLE V

     COVENANTS...................................................................................................40
                           SECTION 5.01.    Covenants of the Seller..............................................40
                           SECTION 5.02.    Covenants of the Seller and Parent...................................48
                           SECTION 5.03.    Covenant of the Parent...............................................48

ARTICLE VI

     ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES ..........................................................50
                           SECTION 6.01.    Designation of Collection Agent......................................50
                           SECTION 6.02.    Duties of Collection Agent...........................................51
                           SECTION 6.03.    Certain Rights of the Agent..........................................52
                           SECTION 6.04.    Rights and Remedies..................................................53
                           SECTION 6.05.    Further Actions Evidencing Purchases.................................53
                           SECTION 6.06.    Audits; Changes in Credit and Collection Policy......................54
                           SECTION 6.07.    Indemnities by the Collection Agent..................................55

ARTICLE VII

     EVENTS OF TERMINATION.......................................................................................56
                           SECTION 7.01.    Events of Termination................................................56
                           SECTION 7.02.    Stop Purchase Events.................................................60

ARTICLE VIII

     THE AGENT...................................................................................................60
                           SECTION 8.01.    Authorization and Action.............................................60
                           SECTION 8.02.    Agent's Reliance, Etc................................................60
                           SECTION 8.03.    Credit Lyonnais and Affiliates.......................................61
                           SECTION 8.04.    Bank's Purchase Decision.............................................61

ARTICLE IX

     INDEMNIFICATION.............................................................................................62
                           SECTION 9.01.    Indemnities by the Seller............................................62

ARTICLE X

     MISCELLANEOUS...............................................................................................64
                           SECTION 10.01.   Amendments, Etc......................................................64
                           SECTION 10.02.   Notices, Etc.........................................................65
                           SECTION 10.03.   Assignability........................................................65
                           SECTION 10.04.   Costs, Expenses and Taxes............................................66
                           SECTION 10.05.   No Proceedings.......................................................66
                           SECTION 10.06.   Confidentiality......................................................67
                           SECTION 10.07.   GOVERNING LAW........................................................67
                           SECTION 10.08.   Execution in Counterparts............................................68
                           SECTION 10.09.   Survival of Termination..............................................68
                           SECTION 10.10.   Consent to Jurisdiction..............................................68
                           SECTION 10.11.   WAIVER OF JURY TRIAL.................................................68

                                    SCHEDULES

SCHEDULE I        -        Lock-Box Banks
SCHEDULE II       -        Credit and Collection Policy
SCHEDULE III      -        Normal Concentration Limits
SCHEDULE IV       -        Originators

                                     ANNEXES

ANNEX A           -        Form of Seller Report
ANNEX B           -        Form of Lock-Box Agreement
ANNEX C           -        Forms of Opinions of Counsel to the Seller

                                   RECEIVABLES
                               PURCHASE AGREEMENT

                            Dated as of June 29, 2001


                  CXP FUNDING, LLC, a Delaware limited liability company (the "Seller"),ATLANTIC ASSET SECURITIZATION CORP., a Delaware corporation, CREDIT LYONNAIS NEW YORK BRANCH, as agent (the "Agent") for the Investors and the Banks (as defined herein)and as a Bank, and CENTEX CONSTRUCTION PRODUCTS, INC., a Delaware corporation, as Parent and Collection Agent, agree as follows:

                  PRELIMINARY STATEMENT. The Seller has acquired, and may continue to acquire, Receivables (as hereinafter defined) from the Parent, either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Parent. The Seller is prepared to sell undivided fractional ownership interests (referred to and defined herein as "Receivable Interests") in the Receivables. Atlantic may, in its sole discretion, purchase such Receivable Interests, and the Banks shall, if Atlantic does not, purchase such Receivable Interests, in each case on the terms set forth herein. Accordingly, the parties agree as follows:


                                   Article I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

                  "Administrative Services Agreement" means that Administrative Services and Lease Agreement dated as of June 29, 2001 by and between the Parent and the Seller pursuant to which the Parent will provide certain personnel and equipment and lease office space to the Seller.

                  "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or, as used in Sections 6.07, 8.03 (other than the first sentence of Section 8.03), 8.04, 9.01 and 10.04, is a director or officer of such Person.

                  "Affiliated Obligor" means any Obligor that is an Affiliate of another Obligor.

                  "Agent's Account" means the special account (account number 01-25680-0001-00-001) of the Agent maintained at the office of Credit Lyonnais at 1301 Avenue of the Americas, New York, New York.

                  "Alternate Base Rate" means, as of any date, a fluctuating interest rate per annum, which rate shall be equal to the higher of:

                           (a) the rate of interest announced by Credit Lyonnais
                  from time to time as its base rate (it being understood that such rate is not necessarily intended to be the lowest rate of interest determined by Credit Lyonnais in connection with extensions of credit); and

                           (b) 1.40% per annum above the Federal Funds Rate for
                  such date.

                  "Asset Purchase Agreement" means, in the case of any Bank, the liquidity asset purchase agreement entered into by such Bank concurrently with its execution of this Agreement or of the Assignment and Acceptance pursuant to which it became party to this Agreement.

                  "Assignee Rate" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to 2.40% per annum above the Eurodollar Rate for such Fixed Period; provided, however, that in case of:

                           (i)any Fixed Period on or prior to the first day of
                  which an Investor or Bank shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Agent that such circumstances no longer exist),

                           (ii) any Fixed Period of one to (and including) 29
                  days (it being understood and agreed that this clause (ii) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the Eurodollar Rate that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days),

                           (iii) any Fixed Period as to which the Agent does not
                  receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

                           (iv) any Fixed Period for a Receivable Interest the
                  Capital of which allocated to the Investors or the Banks is less than $500,000,

the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Agent and the Seller may agree in writing from time to time upon a different "Assignee Rate."

                  "Atlantic" means Atlantic Asset Securitization Corp. and any successor or permitted assign of Atlantic that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                  "Bank Commitment" of any Bank means, (a) with respect to Credit Lyonnais, $50,000,000 or such amount as reduced by any assignment entered into between Credit Lyonnais and other Banks; or (b) with respect to a Bank that has entered into an assignment, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by an assignment entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

                  "Banks" means Credit Lyonnais and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.03.

                  "Business Day" means any day on which (i) banks are not authorized or required to close in New York City or Dallas,

Texas, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                  "Capital" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by Atlantic or a Bank pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(d); provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                  "Centex" means Centex Corporation, a Nevada corporation.

                  "Collection Agent" means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables, in its capacity as Collection Agent, which initially will be the Parent.

                  "Collection Agent Fee" has the meaning specified in Section 2.05(a).

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

                  "Commitment Termination Date" means the earliest of (a) June 28, 2002, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 90 nor less than 45 days prior to the then Commitment Termination Date, one or more Banks having Bank Commitments equal to 100% of the Purchase Limit shall in their sole discretion consent, which consent shall be given not more than 30 days nor less than 15 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring 364 days after the then Commitment Termination Date; provided, however, that any failure of any Bank to respond to the Seller's request for such extension shall be deemed a denial of such request by such Bank, (b) the date determined pursuant to Section 7.01, and
(c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

                  "Concentration Limit" means (i) at any time for any Obligor (other than an Obligor referred to in clause (ii) below), the "Normal Concentration Limit" set forth on Schedule III hereto corresponding to such Obligor's Debt Rating at such time, and (ii) at any time that Paperboard shall be an Originator hereunder, for James Hardie N.V. together with any of its Affiliates, 5%, and for Lafarge Corporation, together with any of its Affiliates, 8% or such other percentage ("Special Concentration Limit") for such Obligor designated by the Agent in a writing delivered to the Seller; provided,that if the Debt Rating of Lafarge Corporation is withdrawn at any time by either Moody's or S&P or reduced at any time by either Moody's or S&P below the Debt Rating for Lafarge Corporation on the date hereof, then the Special Concentration Limit described above in respect of Lafarge Corporation and any of its Affiliates shall be canceled; and provided, further, that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and all such Affiliated Obligors are one Obligor; provided, however, that if the "Normal Concentration Limit" set forth on Schedule III hereto corresponding to the Debt Rating of such Obligor and Affiliated Obligors are different, then the lowest such Normal Concentration Limit shall apply to such Obligor and Affiliated Obligors; and provided further that the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller.

                  "Contract" means an agreement between an Originator and an Obligor, in the form of a written contract or (in the case of any open account agreement) an invoice conforming to the applicable Originator's Credit and Collection Policy, pursuant to or under which such Obligor shall be obligated to pay for merchandise or services from time to time.

                  "Credit Agreement" means the Credit Agreement dated as of November 10, 2000 (as amended by the amendment dated December 20, 2000) among the Parent, Republic Holding Corporation, the lenders listed therein, Bank of America, N.A., as syndication agent, PNC Bank, N.A., as documentation agent and Bank One, Texas, N.A., as letter of credit issuer and as administrative agent.

                  "Credit and Collection Policy" means, for each Originator, those receivables credit and collection policies and practices of such Originator in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

                  "Credit Lyonnais" means Credit Lyonnais New York Branch, a branch licensed under the laws of the State of New York of a banking corporation organized under the laws of the Republic of France.

                  "Days Sales Outstanding" means, on any date, an amount equal to

                      OBPR x 30
                      ----
                        S

where:

                  OBPR = the aggregate Outstanding Balance of all Pool Receivables at the end of the most recently ended month.

                  S    =   the aggregate Outstanding Balance (in each case at
                           the time of creation) of all Pool Receivables created during the most recently ended month.

                  "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services,
(iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                  "Debt Rating" means, for any Person, the rating by S&P or Moody's of such Person's short-term senior unsecured non-credit-enhanced debt.

                  "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of an Originator or the Seller during such month by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day.

                  "Defaulted Receivable" means an Originator Receivable:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for 91 or more days from the original due date for such payment;

                           (ii) as to which the Obligor thereof or any other
                  Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

                           (iii) which, consistent with the applicable
                  Originator's Credit and Collection Policy, would be written off the applicable Originator's or the Seller's books as uncollectible.

                  "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the fourth preceding month.

                  "Delinquent Receivable" means an Originator Receivable that is not a Defaulted Receivable and:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for 61 or more days from the original due date for such payment; or

                           (ii) which, consistent with the applicable
                  Originator's Credit and Collection Policy, would be classified as delinquent by the applicable Originator or the Seller.

                  "Diluted Receivable" means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by an Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of or cancellation of a Contract or any cash discount, discount for quick payment or other adjustment by an Originator or any other Person which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or
(iii) any set-off by an Obligor in
respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof), including, without limitation, any non-payment by the Obligor due to failure by an Originator to deliver any merchandise or provide any services; provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from an Originator Receivables balance sold to the Seller through a reduction in the purchase price paid by the Seller for the related Originator Receivable.

                  "Dilution Horizon Factor" means, as of any date, a ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originators during the most recently ended calendar month by (ii) the Outstanding Balance of Eligible Receivables in the Receivables Pool as at the last day of the most recently ended calendar month.

                  "Dilution Percentage" means, as of any date, the greater of
(a) the product of (i) the sum of (A) the product of (1) two multiplied by (2) the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus (B) the Dilution Volatility Ratio as at the last day of the most recently ended calendar month, multiplied by (ii) the Dilution Horizon Factor as of such date and (b) 10%.

                  "Dilution Ratio" means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended calendar month by dividing
(i) the aggregate amount of Originator Receivables which became Diluted Receivables during such calendar month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the calendar month immediately preceding such calendar month.

                  "Dilution Reserve" means, for any Receivable Interest on any date, an amount equal to:

                                     DP x C

where:

                  DP    =       the Dilution Percentage on such date.

                  C     =       the Capital of such Receivable Interest on such
                                date.

                  "Dilution Volatility Ratio" means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months minus the average of the Dilution Ratios for each of the twelve most recently ended calendar months, and (b) a ratio calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months by the average of the Dilution Ratios for each of the twelve most recently ended calendar months.

                  "Eligible Assignee" means (i) Credit Lyonnais or any of its Affiliates, (ii) any Person managed by Credit Lyonnais or any of its Affiliates that is approved in writing by the Seller (such approval not to be unreasonably withheld or delayed), or (iii) any financial or other institution acceptable to the Agent that is approved in writing by the Seller (such approval not to be unreasonably withheld or delayed); provided that if an Event of Termination or Incipient Event of Termination has occurred and is continuing at the time of such assignment, no approval by the Seller shall be required under clause (ii) or (iii).

                  "Eligible Receivable" means, at any time, a Receivable:

                           (i) the Obligor of which (A) is a United States
                  resident, (B) is not an Affiliate of the Parent or any Originator, (C) is not a government or a governmental subdivision or agency and (D) is not USG Corporation or any of its Subsidiaries, including, without limitation, L&W Supply Corporation;

                           (ii) the Obligor of which, at the Origination Date,
                  is not the Obligor of any Defaulted Receivables which in the aggregate constitute 30% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                           (iii) which is not a Defaulted or Delinquent
                  Receivable;

                           (iv) which, according to the Contract related
                  thereto, is required to be paid in full within 60 days of the original billing date therefor;

                           (v) which is an "account" within the meaning of
                  Article 9 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

                           (vi) which is denominated and payable only in United
                  States dollars in the United States;

                           (vii) which arises under a Contract which, together
                  with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any Adverse Claim or, at the Origination Date, any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

                           (viii) which, together with the Contract related
                  thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, the applicable Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

                           (ix) which arises under a Contract which (A) does not
                  require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller or the applicable Originator thereunder and (B) does not contain a confidentiality provision that purports to restrict the ability of the Agent, the Investors or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;

                           (x) which was generated in the ordinary course of the
                  applicable Originator's business;

                           (xi) which, at the Origination Date, has not been
                  extended, rewritten or otherwise modified from the original terms thereof for credit-related reasons;

                           (xii) the transfer, sale or assignment of which does
                  not contravene any applicable law, rule or regulation;

                           (xiii) which satisfies all applicable requirements of
                  the applicable Originator's Credit and Collection Policy; and

                           (xiv) as to which, prior to the Origination Date, the
                  Agent has not notified the Seller that such Receivable (or the Obligor of such Receivable) is, in the reasonable good faith judgment of Atlantic and the Banks, no longer acceptable for purchase by Atlantic and the Banks hereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum determined by the Agent equal to the offered rate per annum for deposits in U.S. dollars in an amount substantially equal to the Capital associated with such Fixed Period on the first day of such Fixed Period and for a period equal to such Fixed Period, as of 11:00 A.M., London time, two Business Days prior to the first day of the applicable Fixed Period, that appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service for the purpose of displaying London interbank offered rates of major banks); provided, that if such rate is not available on any date when the Eurodollar Rate is to be determined, then the rate shall be an interest rate per annum determined by the Agent equal to the rate at which it would offer deposits in U.S. dollars to prime banks in the London interbank market for a period equal to such Fixed Period and in an amount substantially equal to the Capital associated with such Fixed Period at or about 11:00 A.M. (London Time) on the second Business Day before (and for value on) the first day of such Fixed Period.

                  "Eurodollar Rate Reserve Percentage" of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                  "Event of Termination" has the meaning specified in Section 7.01.

                  "Facility Termination Date" means the earliest of (a) June 10, 2004 or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (d) the Commitment Termination Date.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Agreement" has the meaning specified in Section 2.05(b).

                  "Fees" has the meaning specified in Section 2.05(b).

                  "Fixed Period" means with respect to any Receivable Interest:

                           (a) initially the period commencing on the date of
                  purchase of such Receivable Interest and ending such number of days as the Seller shall select and the Agent shall approve pursuant to Section 2.02, up to three months from such date; and

                           (b) thereafter each period commencing on the last day
                  of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed three months) as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New

                  York City time) on such last day, except that if the Agent shall not have received such notice or approved such period on or before 11:00 A.M. (New York City time) on such last day, such period shall be one day;

provided that (i) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period from one to and including 29 days, or a period of one, two or three months, as the Seller may select as provided above; (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day); (iii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and (iv) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

                  "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

                  "Investor" means Atlantic and all other owners by permitted assignment of a Receivable Interest originally purchased by Atlantic and, to the extent of the undivided interests so purchased, shall include any participants.

                  "Investor Rate" for any Fixed Period for any Receivable Interest means to the extent Atlantic funds such Receivable Interest for such Fixed Period by issuing commercial paper, the rate per annum (or if more than one rate, the weighted average of the rates) at which commercial paper notes of Atlantic having a term equal to such Fixed Period and to be issued to fund such Receivable Interest may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of Atlantic, as agreed between each such agent or dealer and the Agent and notice of which has been given by the Agent to the Collection Agent; provided if the rate (or rates) as agreed between any such agent or dealer and the Agent for any Fixed Period for any Receivable Interest is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "Liquidation Day" means, for any Receivable Interest, (i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

                  "Liquidation Fee" means, for (i) any Fixed Period during which a Liquidation Day occurs or (ii) any Fixed Period for which Yield is computed by reference to the Investor Rate or the Eurodollar Rate and a reduction of Capital is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds
(B) the income, if any, received by the Investors or the Banks which hold such Receivable Interest from the investment of the proceeds of such reductions of Capital.

                  "Lock-Box Account" means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

                  "Lock-Box Agreement" means an agreement, in substantially the form of Annex B.

                  "Lock-Box Bank" means any of the banks holding one or more Lock-Box Accounts.

                  "Loss Horizon Factor" means, as of any date, a ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the

Originators during the three most recently ended calendar months by (ii) the Net Receivables Pool Balance as at the last day of the most recently ended calendar month.

                  "Loss Percentage" means, as of any date, the greater of (a) the product of (i) two multiplied by (ii) the Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (iii) the highest of the Loss Ratios for the twelve most recently ended calendar months and (b) (i) if Paperboard is then an Originator and the Special Concentration Limit for either James Hardie N.V. or Lafarge Corporation exceeds the Normal Concentration Limit, 20% and (ii) otherwise, 12%.

                  "Loss Ratio" means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended calendar months computed for each such month by dividing (a) the sum of the aggregate Outstanding Balance of Originator Receivables which were 61-90 days past due as at the last day of such month plus (without duplication) 1/12 of the aggregate write-offs during such month and the preceding 11 months, by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the fourth preceding month.

                  "Loss Reserve" means, for any Receivable Interest on any date, an amount equal to:

                           LP x NRPB x  C
                                       ---
                                       AC

where:

                  LP      =   the Loss Percentage on such date.

                  NRPB    =   the Net Receivables Pool Balance on such date.

                  C       =   the Capital of such Receivable Interest on such
                              date.

                  AC      =   the aggregate Capital of all Receivable Interests
                              on such date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of

(A) the Concentration Limit for such Obligor multiplied by (B) the Outstanding Balance of Eligible Receivables of such Obligor, (ii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified and (iii) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by an Originator or the Seller is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(e).

                  "Non-Significant Originator" means at any time an Originator, where the Outstanding Balance of Receivables acquired from such Originator pursuant to the Originator Purchase Agreement is less than 10% of the Outstanding Balance of all Receivables at such time.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract.

                  "Origination Date" means (i) the date of this Agreement, with respect to Receivables existing on such date and (ii) the date on which such Receivable is created, with respect to all other Receivables.

                  "Originator" means each Person listed on Schedule IV hereto as such Schedule shall be amended from time to time; provided that none of Illinois Cement Company, Joint Venture, Paperboard or Texas Lehigh Cement Company, LP shall be an Originator hereunder until (i) such Person is designated as such by the Seller in a written notice to the Agent, (ii) the Agent shall have completed its due diligence and obtained credit approval for such Person, (iii) the Agent shall have received all agreements, documents and opinions as it may have reasonably requested with respect to such Person (which shall be comparable to the agreements, documents and opinions obtained by the Agent with respect to each Originator pursuant to Section 3.01), and (iv) the Agent shall have received a confirmation by each of S&P and Moody's similar to that obtained pursuant to Section 3.01(m).

                  "Originator Purchase Agreement" means the Originator Purchase Agreement dated as of the date of this Agreement among the Originators, as sellers, and the Parent, as purchaser, as the same may be amended, modified or restated from time to time.

                  "Originator Receivable" means the indebtedness of any Obligor (other than an Obligor that does not meet the requirements of clause (i) of the definition of "Eligible Receivable") resulting from the provision or sale of merchandise or services by an Originator under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

                  "Other Companies" means the Parent, the Originators and all of their respective Subsidiaries except the Seller.

                  "Outstanding Balance" of any Receivable or an Originator Receivable, as the case may be, at any time means the then outstanding principal balance thereof.

                  "Paperboard" means Republic Paperboard Company, LLC, a Delaware limited liability company.

                  "Parent" means Centex Construction Products, Inc., a Delaware corporation.

                  "Parent/Seller Purchase Agreement" means the Purchase and Contribution Agreement dated as of the date of this Agreement between the Parent, as seller, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

                  "Percentage" of any Bank means, (a) with respect to Credit Lyonnais, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Pool Receivable" means a Receivable in the Receivables Pool.

                  "Purchase Limit" means $50,000,000, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

                  "Purchase Price Note" has the meaning specified in the Parent/Seller Purchase Agreement.

                  "Receivable" means any Originator Receivable which has been acquired by the Parent from an Originator pursuant to the Originator Purchase Agreement and acquired by the Seller from the Parent by purchase or by capital contribution pursuant to the Parent/Seller Purchase Agreement.

                  "Receivable Interest" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

                                C + YFR + LR + DR
                                -----------------
                                      NRPB

where:

                  C    =   the Capital of such Receivable Interest at the time
                           of computation.

                  YFR  =   the Yield and Fee Reserve of such Receivable Interest
                           at the time of computation.

                  LR   =   the Loss Reserve of such Receivable Interest at the
                           time of computation.

                  DR   =   the Dilution Reserve of such Receivable Interest at
                           the time of computation.

                  NRPB = the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

                  "Receivables Pool" means at any time the aggregation of all then outstanding Receivables.

                  "Related Security" means with respect to any Receivable

                           (i) all of the Seller's interest in any merchandise
                  (including returned merchandise) relating to any sale giving rise to such Receivable;

                           (ii) all security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the

                  Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (iii) all guaranties, insurance and other agreements
                  or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                           (iv) the Contract and all other books, records and
                  other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and similar property and rights) relating to such Receivable and the related Obligor.

                  "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "Seller Report" means a report in substantially the form of Annex A hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(g).

                  "Settlement Date" for any Receivable Interest means the last day of each Fixed Period for such Receivable Interest.

                  "Subsidiary" of a specified Person means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more of such Person's Subsidiaries, or by such Person and one or more of such Person's Subsidiaries.

                  "Tangible Net Worth" means at any time the excess of (i) the sum of (a) the product of (x) 100% minus the Discount (as such term is defined in the Parent/Seller Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables plus (b) cash and cash equivalents of the Seller plus
(c) the outstanding principal amount of Purchaser Loans (as such term is defined in the Parent/Seller Purchase Agreement), minus (ii) the sum of (a) Capital plus
(b) the outstanding principal amount of the Purchase Price Note.

                  "Termination Date" for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Agent at least one Business Day in advance for such Receivable Interest and (b) the Commitment Termination Date.

                  "Transaction Document" means any of this Agreement, the Originator Purchase Agreement, the Parent/Seller Purchase Agreement, the Lock-Box Agreements, the Fee Agreement, the Administrative Services Agreement and all other agreements and documents designated by the mutual agreement of the parties hereto as "Transaction Documents" from time to time, and all amendments and supplements hereto or thereto.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Yield" means:

                           (i) for each Receivable Interest for any Fixed Period
                  to the extent Atlantic will be funding such Receivable Interest through the issuance of commercial paper notes,

                                    IR x C x ED  + LF
                                             ---
                                             360

                           (ii) for each Receivable Interest for any Fixed
                  Period to the extent (x) Atlantic will not be funding such Receivable Interest through the issuance of commercial paper notes, or (y) the Banks will be funding such Receivable Interest,

                                    AR x C x ED  + LF
                                             ---
                                             360

where:

                  AR    =  the Assignee Rate for such Receivable Interest for
                           such Fixed Period

                  C     =  the Capital of such Receivable Interest during such
                           Fixed Period

                  IR    =  the Investor Rate for such Receivable Interest for
                           such Fixed Period

                  ED    =  the actual number of days elapsed during such Fixed
                           Period

                  LF    =  the Liquidation Fee, if any, for such Receivable
                           Interest for such Fixed Period

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  "Yield and Fee Reserve" means, for any Receivable Interest on any date, an amount equal to

                                (C x YFRP) + AUYF

where:

                  C    =   the Capital of such Receivable Interest at the close
                           of business of the Collection Agent on such date.

                  YFRP =   the Yield and Fee Reserve Percentage on such date.

                  AUYF = accrued and unpaid Yield, Collection Agent Fee and Fees on such date, in each case for such Receivable Interest.

                  "Yield and Fee Reserve Percentage" means, on any date, a percentage equal to

                              (AER + CAF) x 2 x DSO
                              ---------------------
                                       360


where:

                  AER = the one-month Adjusted Eurodollar Rate in effect on such date.

                  CAF = the percentage per annum used in the calculation of the Collection Agent Fee in effect on such date.

                  DSO =    the Days Sales Outstanding on such date.

                  SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 2.01. Purchase Facility. (a) On the terms and conditions hereinafter set forth, Atlantic may, in its sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of Atlantic) and to the Commitment Termination Date (in the case of the Banks). Under no circumstances shall Atlantic make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests (after giving effect to any reduction of Capital of Receivable Interests held by any Investor to be made on the date of such purchase from the proceeds of any purchases by the Banks) would exceed the Purchase Limit.

                  (b) The Seller may at any time, upon at least 30 days' notice to the Agent, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that one partial reduction in an amount less than $10,000,000 shall be permitted in each calendar quarter.

                  (c) Until the Agent gives the Seller the notice provided in
Section 3.02(c)(iii), the Agent, on behalf of the Investors which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests. The Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

                  SECTION 2.02. Making Purchases. (a) Each purchase by Atlantic or the Banks shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased), (ii) the date of such purchase (which shall be a Business Day), and (iii) the requested duration of the initial Fixed Period for such Receivable Interest. The Agent shall promptly thereafter notify the Seller whether Atlantic has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to Atlantic.

                  If Atlantic has determined not to make a proposed purchase, the Agent shall promptly send notice of the proposed purchase to all of the Banks concurrently by telecopier, telex or cable specifying the date of such purchase, each Bank's Percentage multiplied by the aggregate amount of Capital of Receivable Interest being purchased, whether the Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which may be selected by the Seller only if the notice referred to in the first sentence of this Section is given at least three Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which shall be one day if the Seller has not selected another period).

                  (b) On the date of each such purchase of a Receivable Interest, Atlantic or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds an amount equal to the initial Capital of such Receivable Interest, to the Seller's account no. 1013639238 at PNC Bank, 5th and Wood Streets, Pittsburgh, Pennsylvania 15265, ABA No. 043000096 or such other account of the Seller as the Seller may hereafter direct the Agent in writing; provided, however, if such purchase is being made by the Banks following the designation by the Agent of a Termination Date for a Receivable Interest owned by an Investor pursuant to clause (i)(a) of the definition of Termination Date and any Capital of such Receivable Interest is outstanding on such date of purchase, the Seller hereby directs the Banks to pay the proceeds of such purchase (to the extent of the outstanding Capital and accrued Yield on such Receivable Interest of the Investor) to the Agent's Account, for application to the reduction of the outstanding Capital and accrued Yield on such Receivable Interest of the Investor.

                  (c) Effective on the date of each purchase pursuant to this
Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

                  (d) Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed such Bank's Bank Commitment less such Bank's ratable share of the aggregate outstanding Capital held by Atlantic (whether or not any portion thereof has been assigned by Atlantic pursuant to the Asset Purchase Agreement), after giving effect to any reductions of the Capital held by Atlantic to be made on the date of such purchase from the proceeds of purchases by the Banks. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

                  SECTION 2.03. Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant. Such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

                  SECTION 2.04. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day.

                  (b) The Collection Agent shall, on each day on which Collections of Pool Receivables are received by it:

                             (i) with respect to each Receivable Interest, set
                  aside and hold in trust (and, at the request of the

                  Agent, segregate) for the Investors or the Banks that hold such Receivable Interest, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

                            (ii) with respect to each Receivable Interest, if
                  such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Investors or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

                           (iii) if such day is a Liquidation Day for any one or
                  more Receivable Interests, set aside and hold in trust (and, at the request of the Agent, segregate) for the Investors or the Banks that hold such Receivable Interests (x) if such day is a Liquidation Day for less than all of the Receivable Interests, the percentage of such Collections represented by such Receivable Interests, and (y) if such day is a Liquidation Day for all of the Receivable Interests, all of the remaining Collections (but not in excess of the Capital of such Receivable Interests); provided that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the Settlement Date for such Fixed Period the conditions set forth in Section 3.02 are satisfied or waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; and

                           (iv) release to the Seller for its own account any
                  remaining Collections.

                  (c) The Collection Agent shall deposit into the Agent's Account, on the Settlement Date for each Receivable Interest, Collections held for the Investors or the Banks that relate to such Receivable Interest pursuant to Section 2.04(b).

                  (d) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute them as follows:

                             (i) if such distribution occurs on a day that is
                  not a Liquidation Day, first to the Investors or the

                  Banks that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees and then to the Collection Agent in payment in full of all accrued Collection Agent Fee.

                            (ii) if such distribution occurs on a Liquidation
                  Day, first to the Investors or the Banks that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees, second to such Investors or Banks in reduction to zero of all Capital, third to such Investors, Banks or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee.

                  After the Capital, Yield, Fees and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors, the Banks or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

                  (e) For the purposes of this Section 2.04:

                             (i) if on any day any Pool Receivable becomes (in
                  whole or in part) a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such Diluted Receivable;

                            (ii) if on any day any of the representations or
                  warranties contained in Section 4.01(h) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                           (iii) except as provided in subsection (i) or (ii) of
                  this Section 2.04(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                            (iv) if and to the extent the Agent, the Investors
                  or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

                  SECTION 2.05. Fees. (a) Each Investor and Bank shall pay to the Collection Agent a fee (the "Collection Agent Fee") of 1% per annum on the average daily Capital of each Receivable Interest owned by such Investor or Bank, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the Settlement Date for such Receivable Interest. Upon three Business Days' notice to the Agent, the Collection Agent (if not the Parent, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to the Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in the Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04.

                  (b) The Seller shall pay to the Agent certain fees (collectively, the "Fees") in the amounts and on the dates set forth in a separate fee agreement of even date between the Seller and the Agent, as the same may be amended or restated from time to time (the "Fee Agreement").

                  SECTION 2.06. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to the Agent's Account.

                  (b) Each of the Seller and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

                  (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  SECTION 2.07. Dividing or Combining Receivable Interests. Either the Seller or the Agent may, upon notice to the other party received at least three Business Days prior to the last day of any Fixed Period in the case of the Seller giving notice, or up to the last day of such Fixed Period in the case of the Agent giving notice, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests; provided, however, that no Receivable Interest owned by Atlantic may be combined with a Receivable Interest owned by any Bank.

                  SECTION 2.08. Increased Costs. (a) If Credit Lyonnais, any Investor, any Bank, any entity which enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts (which shall include calculations in reasonable detail) submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Investor or Bank of agreeing to purchase or purchasing, or maintaining the ownership of, Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor or Bank (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs. A certificate as to such amounts (which shall include calculations in reasonable detail) submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.09. Additional Yield on Receivable Interests Bearing a Eurodollar Rate. The Seller shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor or Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield (which shall include calculations in reasonable detail) submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.10. Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection Agent or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

                  (c) The Seller will indemnify each Affected Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Agent). A certificate as to the amount of such indemnification submitted to the Seller and the Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.11. Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the Investors and the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Investors and the Banks, a security interest in, all of the Seller's right, title and interest in and to (A) the Parent/Seller Purchase Agreement and the Originator Purchase Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Parent/Seller Purchase Agreement or the Originator Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Parent/Seller Purchase Agreement or the Originator Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Parent/Seller Purchase Agreement or the Originator Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Parent/Seller Purchase Agreement or the Originator Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder,(B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, owned by the Seller and not otherwise purchased under this Agreement, and (C) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

                  SECTION 2.12. Repurchase Option. So long as no Event of Termination or Incipient Event of Termination would occur or be continuing after giving effect thereto, the Seller shall have the right (the "Call Right") to repurchase all, but not less than all, of the Receivable Interests held by the Investors and the Banks upon not less than thirty Business Days' prior written notice to the Agent. Such notice shall specify the date that the Seller desires that such repurchase occur (such date, the "Repurchase Date"). On the Repurchase Date, the Seller shall transfer to the Agent's Account in immediately available funds an amount equal to (i) the Capital of the Receivable Interests held by the Investors and the Banks, (ii) all accrued and unpaid Yield thereon to the Repurchase Date, (iii) all accrued and unpaid Fees owing to the Investors and the Banks, (iv) the Liquidation Fee owing to the Investors and the Banks in respect of such repurchase and (v) all expenses and other amounts payable hereunder to any of the Agent, the Investors and the Banks (including, without limitation, attorneys' fees and disbursements). Any repurchase pursuant to this
Section 2.12 shall be made without recourse to or warranty by the Agent, the Investors or the Banks. Further, on the Repurchase Date the Bank

Commitments for all the Banks shall terminate, each of the Commitment Termination Date and Facility Termination Date shall have occurred, the Termination Date for all Banks and the Investors shall have occurred and no further purchases or reinvestments of Collections shall be made hereunder.


                                   ARTICLE III

                             CONDITIONS OF PURCHASES

                  SECTION 3.01. Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated as of such date of purchase, in form and substance satisfactory to the Agent:

                  (a) Certified copies of the resolutions (or similar authorization, if not a corporation) of the Board of Directors (or similar governing body or Persons, if not a corporation) of the Seller and the Parent approving this Agreement and the Parent/Seller Purchase Agreement and certified copies of all documents evidencing other necessary corporate action or limited liability company action, as the case may be, and governmental approvals, if any, with respect to this Agreement and the Parent/Seller Purchase Agreement.

                  (b) A certificate of the Secretary or Assistant Secretary of the Seller and of the Parent certifying the names and true signatures of the officers of the Seller and of the Parent authorized to sign the Parent/Seller Purchase Agreement and this Agreement and the other documents to be delivered by it hereunder and thereunder.

                  (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement, the Parent/Seller Purchase Agreement and the Originator Purchase Agreement.

                  (d) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person (other than the interests evidenced by the financing statement filings referred to in the second sentence of Section 4.01(h)) in (i) the Receivables, Contracts or Related Security previously granted by the Seller, the Parent or any Originator and (ii) the collateral security referred to in Section 2.11 previously granted by the Seller.

                  (e) Completed requests for information, dated on or before the date of such initial purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller, the Parent or any Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11).

                  (f) Executed copies of Lock-Box Agreements with each Lock-Box Bank.

                  (g) A favorable opinion of (i) Andrews & Kurth, L.L.P., counsel for the Seller and the Parent, (ii) in house counsel to the Seller, the Parent and the Originators and (iii) Delaware counsel to the Seller, substantially in the forms of Annex C hereto and as to such other matters as the Agent may reasonably request.

                  (h) The Fee Agreement.

                  (i) An executed copy of the Parent/Seller Purchase Agreement and the Originator Purchase Agreement.

                  (j) A copy of the limited liability company agreement of the Seller, certified by the Parent, as member of the Seller, and of the by-laws of the Parent, certified by the Secretary or Assistant Secretary of the Parent.

                  (k) A copy of the certificate of formation of the Seller and of the certificate of incorporation of the Parent, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each of the Seller and the Parent from such Secretary of State or other official, dated as of a recent date.

                  (l) The opening pro forma balance sheet of the Seller referred to in Section 4.01(e).

                  (m) Confirmation (informally but to the reasonable satisfaction of the Agent) by each of S&P and Moody's that the commercial paper notes of Atlantic issued in connection with this Agreement will be, or will continue to be, rated at least A-1 and P-1, respectively.

                  (n) Certified copies of the resolutions (or similar authorization, if not a corporation) of the Board of Directors (or similar governing body or Persons, if not a corporation) of the Parent and the Originators approving the Originator Purchase Agreement and certified copies of all documents evidencing other necessary corporate, partnership or limited liability company action, as the case may be, and governmental approvals, if any, with respect to the Originator Purchase Agreement.

                  (o) A certificate of a Secretary or Assistant Secretary (or, in the case of the Originators, other equivalent office) of the Parent and the Originators certifying the names and true signatures of the officers of the Parent and the Originators authorized to sign the Originator Purchase Agreement and the other documents to be delivered by it thereunder.

                  (p) A copy of the limited liability company agreement, by-laws or other governance document of each of the Originators, certified by the respective Secretary or Assistant Secretary or manager thereof.

                  (q) A copy of the certificate of formation or certificate or articles of incorporation or other governance document of each of the Originators, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each of the Originators from such Secretary of State or other official, dated as of a recent date.

                  SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent at least one Business Day prior to such purchase, in form and substance reasonably satisfactory to the Agent, a completed Seller Report (or, in the case of the initial purchase, a pro forma Seller Report for the period ending May 31,
2001) containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Agent on or prior to the date of such reinvestment, in form and substance reasonably satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to
Section 6.02(g), (c) on the date of such purchase or reinvestment the following statements shall be true, except that the statement in clause (iii) below is required to be true only if such purchase or reinvestment is by an Investor (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Collection Agent (each as to itself) that such statements are then true):

                             (i) The representations and warranties contained in
                  Section 4.01 (in the case of the Seller) and 4.02 (in the case of the Collection Agent) are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

                            (ii) No event has occurred and is continuing, or
                  would result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination,

                           (iii) The Agent shall not have given the Seller at
                  least one Business Day's notice that the Investors have terminated the reinvestment of Collections attributable to their Receivable Interests in Receivable Interests, and

                            (iv) The Originators shall have sold to the Parent,
                  pursuant to the Originator Purchase Agreement, and the Parent shall have sold or contributed to the Seller, pursuant to the Parent/Seller Purchase Agreement, all Originator Receivables outstanding on the date the applicable Originator first became an Originator hereunder and thereafter arising through and including such purchase or reinvestment date, and

(d) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants as follows:

                  (a) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller's certificate of formation or limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and
(iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which the Seller is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

                  (d) Each of the Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  (e) The opening pro forma balance sheet of the Seller as at June 29, 2001, giving effect to the initial purchase to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles, and since May 1, 2001 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

                  (f) There is no pending or, to the knowledge of the Seller, threatened action or proceeding against the Seller before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller or the ability of the Seller to perform its obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents.

                  (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

                  (h) Immediately prior to the purchase by the Investor or the Banks, as the case may be, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, the Investors or the Banks, as the case may be, shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement and those filed against the Parent pursuant to the Parent/Seller Purchase Agreement or against the Originators pursuant to the Originator Purchase Agreement.

                  (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Investors or the Banks in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent, Investors or the Banks, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b).

                  (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g).

                  (l) The Seller is not known by and does not use any tradename or doing-business-as name.

                  (m) The Seller was formed on May 1, 2001, and the Seller did not engage in any business activities prior to the date of this Agreement. The Seller has no Subsidiaries.

                  (n) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured,
(iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

                  (o) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Parent or (ii) shall have purchased such Pool Receivable from the Parent in exchange for payment (made by the Seller to the Parent in accordance with the provisions of the Parent/Seller Purchase Agreement) of cash, an increase in the principal balance of the Purchase Price Note, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Parent to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

                  (p) The Outstanding Balance at any time of Originator Receivables the Contracts in respect of which permit the payment of the amount due thereunder more than 40 days from the original respective billing dates therefor does not exceed 60% of the Outstanding Balance at such time of all Originator Receivables.

                  SECTION 4.02. Representations and Warranties of the Collection Agent. The Collection Agent hereby represents and warrants as follows:

                  (a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder
(i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Collection Agent's charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Collection Agent.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

                  (d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  (e) The consolidated balance sheet of the Collection Agent and its consolidated Subsidiaries as at March 31, 2001, and the related consolidated statements of income and retained earnings of the Collection Agent and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Collection Agent and its consolidated Subsidiaries as at such date and the results of the operations of the Collection Agent and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since March 31, 2001 there has been no material adverse change in the business, operations, property or financial condition of the Collection Agent and its consolidated Subsidiaries taken as a whole.

                  (f) There is no pending or, to the knowledge of the Collection Agent, threatened action or proceeding against the

Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Collection Agent and its consolidated Subsidiaries taken as a whole or the ability of the Collection Agent to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

                  (g) On the date of each purchase and reinvestment, the sum of the Receivable Interests is not greater than 100%.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Covenants of the Seller. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full:

                  (a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its limited liability company existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

                  (b) Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature pages to this Agreement or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller will not change its state of formation from that of the State of Delaware. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                  (d) Sales, Liens, Etc. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof, other than as contemplated by the Transaction Documents.

                  (e) Extension or Amendment of Receivables. Except as provided in Section 6.02(c), the Seller will not (and will not permit the Collection Agent, the Parent or any Originator to) extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (f) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in the applicable Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

                  (g) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock-Box Bank from those listed in
Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Lock-Box Agreement with each new Lock-Box Bank.

                  (h) Deposits to Lock-Box Accounts. The Seller will instruct or cause the Collection Agent to instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box

Accounts. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                  (i) Marking of Records. At its expense, the Seller will cause the master data processing records evidencing Pool Receivables to be marked to indicate that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

                  (j) Further Assurances. (i) The Seller agrees from time to time, at its expense, upon the request of the Agent, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

                           (ii) The Seller authorizes the Agent to file
                  financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (k) Reporting Requirements. The Seller will provide to the Agent (in multiple copies, if requested by the Agent) the following:

                           (i) as soon as available and in any event within 60
                  days after the end of the first three quarters of each fiscal year of the Parent and Centex, a consolidated balance sheet of the Parent and its consolidated Subsidiaries and of Centex and its consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of the Parent and its consolidated Subsidiaries and of Centex and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or treasurer of the Parent and Centex, respectively (provided that the Seller may satisfy this delivery obligation through the delivery of the SEC quarterly report for the Parent and Centex for such quarter referred to in clause (v) below);

                           (ii) as soon as available and in any event within 120
                  days after the end of each fiscal year of the Parent and Centex, a copy of the annual report for such year of the Parent and its consolidated Subsidiaries and of Centex and its consolidated Subsidiaries, containing financial statements for such year audited by a "Big Five" accounting firm or other independent public accountants of recognized national standing;

                           (iii) as soon as available and in any event within 60
                  days after the end of the first three quarters and within 120 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

                           (iv) as soon as possible and in any event within
                  three Business Days after the occurrence of each Event of Termination or obtaining knowledge of any Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

                           (v) promptly after the sending or filing thereof,
                  copies of all reports that Centex or the Parent sends to any of its security holders generally, and copies of all Form 10-K, Form 10-Q and Form 8-K reports that Centex or the Parent files with the SEC;

                           (vi) promptly after the filing or receiving thereof,
                  copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $2,500,000;

                           (vii) at least ten Business Days prior to any change
                  in the name of the Parent, any Originator or the Seller, a notice setting forth the new name and the effective date thereof;

                           (viii) as soon as possible and in any event within
                  three Business Days after the Seller obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Originator Purchase Agreement or the Parent/Seller Purchase Agreement;

                           (ix) so long as any Capital shall be outstanding, as
                  soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling to the Parent, pursuant to the Originator Purchase Agreement, or that the Parent has stopped selling or contributing to the Seller, pursuant to the Parent/Seller Purchase Agreement, all newly arising Originator Receivables;

                           (x) at the time of the delivery of the financial
                  statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer of the Seller, to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

                           (xi) promptly after receipt thereof, copies of all
                  notices received by the Seller from the Parent under the Parent/Seller Purchase Agreement; and

                           (xii) such other information respecting the
                  Receivables or the condition or operations, financial or otherwise, of the Seller, the Parent or any Originator as the Agent may from time to time reasonably request, provided that, if requested by the

                  Seller, the Parent or any Originator, the Agent shall execute a confidentiality agreement in respect of such information.

                  (l) Separateness. (i) The Seller shall at all times maintain at least one independent manager who (x) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of the Parent or an Affiliate of the Parent, other than an independent member, director or manager of any bankruptcy remote, special purpose Affiliate of the Parent, (y) is not a current or former officer or employee of the Seller and (z) otherwise meets the requirements of an independent manager under the Seller's limited liability company agreement.

                           (ii) The Seller shall not direct or participate in
                  the management of any of the Other Companies' operations.

                           (iii) The Seller shall conduct its business from an
                  office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies.

                           (iv) The Seller shall at all times be adequately
                  capitalized in light of its contemplated business.

                           (v) The Seller shall at all times provide for its own
                  operating expenses and liabilities from its own funds.

                           (vi) The Seller shall maintain its assets and
                  transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

                           (vii) The Seller shall not maintain any joint account
                  with any Other Company or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company.

                           (viii) The Seller shall not make any payment or
                  distribution of assets with respect to any obligation of any Other Company or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company.

                           (ix) The Seller shall not make loans, advances or
                  otherwise extend credit to any of the Other Companies other than Purchaser Loans (as defined in the Parent/Seller Purchase Agreement) on the terms and conditions set forth in the Parent/Seller Purchase Agreement.

                           (x) The Seller shall hold regular duly noticed
                  meetings of its members and make and retain minutes of such meetings (or otherwise duly effect the same by means of written consents).

                           (xi) The Seller shall have bills of sale (or similar
                  instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.

                           (xii) The Seller shall not engage in any transaction
                  with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Parent/Seller Purchase Agreement and the other Transaction Documents.

                           (xiii) The Seller shall comply with (and cause to be
                  true and correct) each of the agreements contained in Section 9(b)(v) of its limited liability company agreement.

                  (m) Parent/Seller Purchase Agreement. The Seller will not amend, waive or modify any provision of the Parent/Seller Purchase Agreement (provided that the Seller may extend the "Facility Termination Date" thereunder) or waive the occurrence of any "Event of Termination" under the Parent/Seller Purchase Agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the Parent/Seller Purchase Agreement in all material respects and will enforce the Parent/Seller Purchase Agreement in accordance with its terms in all material respects.

                  (n) Nature of Business. The Seller will not engage in any business other than the purchase of Originator Receivables,

Related Security and Collections from the Parent and the transactions contemplated by this Agreement and the other Transaction Documents. The Seller will not create or form any Subsidiary.

                  (o) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement, the Parent/Seller Purchase Agreement and the Originator Purchase Agreement.

                  (p) Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests of the Seller, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests of the Seller or any warrants, rights or options to acquire any such membership interests, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash distributions on its membership interests to its members so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such distributions are in compliance with all applicable law including the limited liability company law of the state of Seller's formation, and (iii) such distributions have been approved by all necessary and appropriate limited liability company action of the Seller.

                  (q) Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement, the other Transaction Documents and the Purchase Price Note.

                  (r) Limited Liability Company Agreement. The Seller will not amend or delete (or permit any amendment or deletion of) the definition of "Independent Manager" or any of Sections 7, 9, 10, 21, 22, 24, 29 or 31 of its limited liability company agreement.

                  (s) Tangible Net Worth. The Seller will maintain Tangible Net Worth at all times equal to at least 3% of the Outstanding Balance of the Receivables at such time.

                  (t) Taxes. The Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Agent, the Investors and the Banks.

                  SECTION 5.02. Covenants of the Seller and Parent. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full, each of the Seller and the Parent will, at their respective expense, from time to time during regular business hours as reasonably requested by the Agent, permit the Agent or its agents or representatives (including independent public accountants, which may be the Seller's, the Parent's or any Originator's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller, the Parent or any Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller, the Parent or any Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller, the Parent or any Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's, the Parent's or any Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller, the Parent or any Originator, as the case may be, having knowledge of such matters.

                  SECTION 5.03. Covenant of the Parent. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full:

                  (a) Interest Coverage Ratio. The Parent will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT (as defined in the Credit Agreement) to (ii) Consolidated Interest Expense (as defined in the Credit Agreement) to be less than 3.00 to 1.00 or such other ratio as may be agreed to in an amendment to the Credit Agreement entered into within 60 days from the date hereof. The Parent shall promptly provide the Agent with a copy of any such amendment.

                  (b) Leverage Ratio. The Parent will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness (as defined in the Credit Agreement) to (ii) Consolidated EBITDA (as defined in the Credit Agreement) for the then most-recently ended four fiscal quarters to be greater than: (A) 3.50 to 1.00 as of the end of any fiscal quarter through and including the fiscal quarter ending March 31, 2002;
(B) 3.25 to 1.00 as of the end of any subsequent fiscal quarter through and including the fiscal quarter ending September 30, 2002; and (C) 3.00 to 1.00 as of the end of any subsequent fiscal quarter.

                  (c) Dividends. The Parent will not, nor will it permit any Subsidiary (as defined in the Credit Agreement) to, declare or pay any dividends or make any distributions on its capital stock or other equity interests (other than dividends payable in its own capital stock or other equity interests) or redeem, repurchase or otherwise acquire or retire any of its capital stock or other equity interests at any time outstanding, except that (i) any Subsidiary (as defined in the Credit Agreement) may declare and pay dividends or make distributions to the Parent or to a Wholly-Owned Subsidiary (as defined in the Credit Agreement) and (ii) when no Default (as defined in the Credit Agreement) exists or will result therefrom, the Parent may pay dividends on its capital stock during each fiscal year in an amount not to exceed in the aggregate $5,000,000; provided that this Section 5.03(c) shall be deemed modified to give effect to any amendments to Section 6.10 of the Credit Agreement entered into within 60 days of the date hereof. The Parent shall promptly provide the Agent with a copy of any such amendment. The foregoing shall not permit the Seller to declare or pay any dividends or make any distributions, which declarations and payments by the Seller shall be governed by Section 5.01(p) hereof.

                  (d) Minimum Tangible Net Worth. As of March 31, 2001, the Parent will at all times maintain Consolidated Tangible Net Worth (as defined in the Credit Agreement) of not less than $326,826,000 and for the last day of each fiscal quarter thereafter, not less than the sum of (i) the minimum Consolidated Tangible Net Worth (as defined in the Credit Agreement) required for the prior fiscal quarter, plus (ii) 50% of the Consolidated Net Income (as defined in the Credit Agreement) (not less than $0.00) for the fiscal quarter then ended, plus
(iii) 100% of the Net Cash Proceeds (as defined in the Credit Agreement) of any equity issuances (excluding issuances described in clause (a) of the first sentence of Section 2.25 of the Credit Agreement as in effect on the date hereof and issuances solely to finance Permitted Acquisitions (as defined in the Credit Agreement)) by the Parent or any Subsidiary (as defined in the Credit Agreement) for the fiscal quarter then ended; provided that this Section 5.03(d) shall be deemed modified to give effect to any amendments to Section 6.22.3 of the Credit Agreement entered into within 60 days of the date hereof. The Parent shall promptly provide the Agent with a copy of any such amendment.

                  All terms used in this Section 5.03 as defined in the Credit Agreement (as well as any defined terms used in such terms) shall have the respective meanings as set forth in the Credit Agreement as in effect on the date hereof.


                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                               OF POOL RECEIVABLES

                  SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Agent gives notice to the Seller of the designation of a new Collection Agent (which notice may only be given following the occurrence and during the continuation of an Event of Termination), the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent at any time during the existence of an Event of Termination may designate as Collection Agent any Person (including itself) to succeed the Parent or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person or Persons for the servicing, administration or collection of all or any portion of the Pool Receivables; provided that the Agent's consent shall not be required for any such subcontract with an Originator in respect of the Pool Receivables originated by such Originator. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

                  SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable Credit and Collection Policy. The Seller and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves and for the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Investors and the Banks.

                  (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04.

                  (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, the Parent or any Affiliate thereof, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy of the applicable Originator, extend the maturity or adjust the Outstanding Balance of any Receivable as the Parent or such Affiliate deems appropriate to maximize Collections thereof, or otherwise amend, modify or waive the terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension.

                  (d) The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The Collection Agent shall cause the master data processing records evidencing the Pool Receivables to be marked to indicate that Receivable Interests therein have been sold in accordance with this Agreement.

                  (e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

                  (f) The Collection Agent shall, from time to time at the request of the Agent during the continuance of an Event of Termination or Incipient Event of Termination, furnish to the

Agent (promptly after any such request) a calculation of the amounts set aside for the Investors and the Banks pursuant to Section 2.04.

                  (g) Prior to the 10th Business Day of each month, the Collection Agent shall prepare and forward to the Agent a Seller Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month.

                  SECTION 6.03. Certain Rights of the Agent. (a) The Agent is authorized at any time during the existence of an Event of Termination or an Incipient Event of Termination, to date, and to deliver to the Lock-Box Banks, the notices of effectiveness attached to the Lock-Box Agreements. The Seller hereby transfers to the Agent the exclusive control and, upon the occurrence of an Event of Termination or an Incipient Event of Termination, ownership of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments. The Agent may notify the Obligors of Pool Receivables, at any time and at the Seller's expense, of the ownership of Receivable Interests under this Agreement; provided that any such notice shall be subject to the Seller's prior written approval, which shall not be unreasonably withheld.

                  (b) At any time during the existence of an Event of Termination or Incipient Event of Termination:

                             (i) The Agent may direct the Obligors of Pool
                  Receivables that all payments thereunder be made directly to the Agent or its designee.

                            (ii) At the Agent's request and at the Seller's
                  expense, the Seller shall notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Agent or its designee.

                           (iii) At the Agent's request and at the Seller's
                  expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

                            (iv) The Seller authorizes the Agent to take any and
                  all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

                  SECTION 6.04. Rights and Remedies. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's reasonable costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

                  (b) The Seller and the Parent shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Agent on behalf of the Investors and the Banks of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Agent, the Investors nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

                  (c) In the event of any conflict between the provisions of
Article VI of this Agreement and Article VI of the Parent/Seller Purchase Agreement, the provisions of this Agreement shall control.

                  SECTION 6.05. Further Actions Evidencing Purchases. The Parent agrees from time to time, at its expense, upon the request of the Agent, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Parent will (i) upon the request of the Agent, execute and file, or cause to be executed and filed, such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; and (ii) cause the master data processing records evidencing the Pool Receivables to be marked to indicate that Receivable Interests therein have been sold in accordance with this Agreement.

                  SECTION 6.06. Audits; Changes in Credit and Collection Policy.
(a) The Collection Agent (if other than the Parent) will, from time to time during regular business hours as requested by the Agent, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

                  (b) The Seller and the Parent agree that none of the Originators will make any change in their Credit and Collection Policies that would impair the collectibility of any Pool Receivable or the ability of the Parent (if it is acting as Collection Agent) to perform its obligations under this Agreement. In the event that any Originator makes any material change to the Credit and Collection Policy, the Collection Agent shall, contemporaneously with such change, provide the Agent with an updated Credit and Collection Policy and a summary of all material changes.

                  (c) The Parent will not amend, waive or modify any provision of the Originator Purchase Agreement (provided that the Parent may extend the "Facility Termination Date" thereunder) or waive the occurrence of any "Event of Termination" under the Originator Purchase Agreement, without in each case the prior written consent of the Agent. The Parent will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

                  SECTION 6.07. Indemnities by the Collection Agent. Without limiting any other rights that the Agent, any Investor, any Bank or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of such Special Indemnified Party or of any affiliated Special Indemnified Party acting in connection with the Transaction Documents, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

                           (i) any representation or warranty or statement made
                  or deemed made by the Collection Agent under or in connection with this Agreement (other than that contained in Section 4.02(g) hereof) which shall have been incorrect in any material respect when made;

                           (ii) the failure by the Collection Agent to comply
                  with any applicable law, rule or regulation with respect to any Pool Receivable or Contract;

                           (iii) the failure to have filed, or any delay in
                  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                           (iv) any failure of the Collection Agent to perform
                  its duties or obligations in accordance with the provisions of this Agreement;

                           (v) the commingling of Collections of Pool
                  Receivables at any time by the Collection Agent with other funds;

                           (vi) any action or omission by the Collection Agent
                  reducing or impairing the rights of the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

                           (vii) any Collection Agent Fees or other costs and
                  expenses payable to any replacement Collection Agent, to the extent a current market rate fee and to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder;

                           (viii) any claim brought by any Person other than a
                  Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable;

                           (ix) the representation made or deemed made by the
                  Collection Agent in Section 4.02(g) hereof shall have been incorrect in any respect when made; or

                           (x) the creation hereunder of an undivided percentage
                  ownership interest in any Receivable which purports to be part of the Net Receivables Pool Balance but which is not at the date of the creation hereunder of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable other than by such Receivable becoming a Delinquent Receivable or a Defaulted Receivable subsequent to the purchase of a Receivable Interest therein hereunder.


                                   ARTICLE VII

                              EVENTS OF TERMINATION

                  SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination", except as otherwise provided in Section 7.02) shall occur and be continuing:

                  (a) The Collection Agent (if the Parent, an Originator or an Affiliate of the Parent or an Originator) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement, provided that an Event of Termination shall not occur under this clause (ii) if such failure is caused not by the unavailability of funds but is caused solely by a technical or administrative error which is remedied within one Business Day after notice of such failure is given to the Collection Agent or the Collection Agent first becomes aware of such error; provided, further, that the preceding proviso may not be utilized more than once in any three month period; or

                  (b) The Seller shall fail to make any payment required under
Section 2.04(e)(i) or (ii) and such failure shall remain unremedied for one Business Day after the earlier of (x) written notice thereof delivered to the Seller or (y) the Seller or the Parent otherwise obtains knowledge thereof; or

                  (c) Any representation or warranty made or deemed made by the Seller, the Parent, any Originator or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller, the Parent, any Originator or the Collection Agent pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) The Seller, the Parent or any Originator shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 15 days (provided, however, that no grace period shall be permitted for any failure by the Seller, the Parent (as Collection Agent or otherwise) or any Originator under any of Sections 5.01(a),
(d), (e), (f), (g), (h), (k)(iv), (k)(viii), (l), (m), (n), (o), (p), (q), (r)
or (t) or 5.03); or

                  (e) The Seller, the Parent or any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $2,500,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

                  (g) The Seller, the Parent or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Parent or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Seller, the Parent or any Originator (but not instituted by the Seller, the Parent or such Originator), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Seller, the Parent or such Originator or for any substantial part of the Seller's, the Parent's or such Originator's property) shall occur; or the Seller, the Parent or any Originator shall take any corporate or other action to authorize any of the actions set forth above in this subsection (g); or

                  (h) As of the last day of any calendar month, (i) the Default Ratio for such calendar month shall exceed 7.5%; (ii) the average of the Default Ratio for each of such calendar month and the two prior calendar months shall exceed 6.0%; (iii) the Delinquency Ratio for such calendar month shall exceed 7.5%; or (iv) the average of the Delinquency Ratio for each of such calendar month and the two prior calendar months shall exceed 6.5%; or

                  (i) The sum of the Receivable Interests shall be greater than 100% for any two consecutive Business Days; or

                  (j) There shall have occurred any material adverse change in the financial condition or operations of the Parent and its consolidated Subsidiaries taken as a whole since March 31, 2001; or there shall have occurred any event which may materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller, the Parent, any Originator or the Collection Agent to collect Pool Receivables or otherwise perform its obligations under this Agreement or the other Transaction Documents; or

                  (k) An "Event of Termination" or "Facility Termination Date" shall occur under the Parent/Seller Purchase Agreement or the Originator Purchase Agreement, or the Parent/Seller Purchase Agreement or the Originator Purchase Agreement shall cease to be in full force and effect; or

                  (l) All of the membership interests of the Seller (other than any non-equity interest held by a Special Member (as defined and described in the Amended and Restated Limited Liability Company Agreement of the Seller dated as of June 29, 2001)) shall cease to be owned, of record and beneficially, directly or indirectly, by the Parent or by the Parent and one or more of its Subsidiaries; or

                  (m) At least 51% of the capital stock of the Parent shall cease to be owned, of record and beneficially, directly or indirectly, by Centex;

then, and in any such event (but subject to Section 7.02), any or all of the following actions may be taken by notice to the Seller: (x) the Investor or the Agent may declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Agent may declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) without limiting any right under this Agreement to replace the Collection Agent, the Agent may designate another Person to succeed the Parent as the Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date and the Commitment Termination Date shall occur, the Parent (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent; and provided, further, that, automatically upon the occurrence of any event described in paragraph (i) of this Section 7.01 which continues for 5 Business Days, the Facility Termination Date and the Commitment Termination Date shall occur. Upon any such declaration or designation or upon such automatic termination, the Investors, the Banks and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                  SECTION 7.02. Stop Purchase Events. Upon the occurrence of an event described in Section 7.01(e), (g) or (j) in respect of a Non-Significant Originator, and if and so long as all of the following conditions are satisfied, no Event of Termination or Incipient Event of Termination shall be deemed to exist as a result of the occurrence of such event, but Atlantic and the Banks shall, at their option, be permitted to stop purchasing additional Receivables originated by such Non- Significant Originator: (i) such event does not adversely affect the collectibility of the Receivables of such Non-Significant Originator then in the Receivables Pool, (ii) not purchasing additional Receivables of such Non-Significant Originator would not, as determined by the Agent in its reasonable discretion, have a material adverse effect on the composition of the Receivables Pool, (iii) the Seller, the Parent and the Originators shall otherwise be in compliance with the terms of this Agreement and of the other Transaction Documents and no other Event of Termination or Incipient Event of Termination shall then exist, (iv) no event described in
Section 7.01 (e), (g) or (j) has occurred with respect to any other Non-Significant Originator within the preceding three months and (v) no Person challenges the "true sale" nature of the transfer of any Receivables under the Originator Purchase Agreement or the Parent/Seller Purchase Agreement.


                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Investor and each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection

Agent), except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Seller, the Parent any Originator and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Parent, any Originator or the Collection Agent or to inspect the property (including the books and records) of the Seller, the Parent, any Originator or the Collection Agent; (d) shall not be responsible to any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Credit Lyonnais and Affiliates. The obligation of Credit Lyonnais to purchase Receivable Interests under this Agreement may be satisfied by Credit Lyonnais or any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, Credit Lyonnais shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent. Credit Lyonnais and any of its Affiliates may generally engage in any kind of business with the Seller, the Parent, any Originator, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Parent, any Originator, the Collection Agent or any Obligor or any of their respective Affiliates, all as if Credit Lyonnais were not the Agent and without any duty to account therefor to the Investors or the Banks.

                  SECTION 8.04. Bank's Purchase Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement.

Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01. Indemnities by the Seller. Without limiting any other rights that the Agent, the Investors, the Banks or any of their respective Affiliates (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party or any affiliated Indemnified Party acting in connection with the Transaction Documents, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from any of the following (but excluding Indemnified Amounts and taxes described in clauses (a) and (c) above):

                           (i) the creation hereunder of an undivided percentage
                  ownership interest in any Receivable which purports to be part of the Net Receivables Pool Balance but which is not at the date of the creation hereunder of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable other than by such Receivable becoming a Delinquent Receivable or a Defaulted Receivable subsequent to the purchase of a Receivable Interest therein hereunder;

                           (ii) any representation or warranty or statement made
                  or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

                           (iii) the failure by the Seller or any Originator to
                  comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                           (iv) the failure to vest in the Investors or the
                  Banks, as the case may be, (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim;

                           (v) the failure to have filed, or any delay in
                  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                           (vi) any dispute, claim, offset or defense (other
                  than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

                           (vii) any failure of the Seller to perform its duties
                  or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                          (viii) any products liability or other claim arising
                  out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                           (ix) the commingling of Collections of Pool
                  Receivables at any time with other funds;

                           (x) any investigation, litigation or proceeding
                  related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract;

                           (xi) any failure of the Seller to comply with its
                  covenants contained in this Agreement or any other Transaction Document; or

                           (xii) any claim brought by any Person other than an
                  Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable.


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or the Parent therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investors and the Banks (and, in the case of any amendment or any waiver by the Seller or the Parent, also signed by the Seller and the Parent), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to the Agent, affect the rights or duties of the Collection Agent under this Agreement. Notwithstanding the foregoing (but only to the extent required by the relevant rating agencies then rating the commercial paper of each Investor), no material amendment to or material waiver of any provision of this Agreement, nor consent to any material departure by the Seller or Collection Agent therefrom, shall be effective unless a written statement is obtained from such relevant rating agencies that the rating of the commercial paper of such Investor will not be downgraded or withdrawn solely as a result of such amendment, waiver or consent (provided that no such statement shall be required in connection with an amendment the sole purpose of which is to extend the Commitment Termination Date or the Facility Termination Date or to cure any ambiguity). No failure on the part of the Investors, the Banks or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  SECTION 10.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                  SECTION 10.03. Assignability. (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall not be assignable by the Investors or their successors and assigns except by operation of law or to an Eligible Assignee. Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such permitted assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the permitted assignment or participation, disclose to the assignee or participant any information relating to the Seller, the Parent or any Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent.

                  (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Agent an assignment agreement in form and substance satisfactory to the Agent.

                  (c) This Agreement and the rights and obligations of the Agent herein shall not be assignable by the Agent or its successors and assigns except by operation of law or to an Eligible Assignee.

                  (d) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

                  SECTION 10.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 9.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, Credit Lyonnais, Atlantic, and their respective Affiliates with respect thereto and with respect to advising the Agent, Credit Lyonnais, Atlantic, and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, Credit Lyonnais, the Investors, the Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder; provided that any such fees and expenses in respect of counsel for the Agent, Credit Lyonnais, Atlantic, and their respective Affiliates shall be limited to such fees and expenses of one firm of attorneys.

                  (b) In addition, the Seller shall pay, to the extent not included in the calculation of Yield, (i) any and all commissions of placement agents and dealers in respect of commercial paper notes issued by Atlantic to fund the purchase or maintenance of any Receivable Interest, and (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of Atlantic's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest.

                  SECTION 10.05. No Proceedings. Each of the Seller, the Parent, the Agent, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute or join any other person in instituting against Atlantic any proceeding of the type referred to in Section 7.01(g) for one year and a day after the latest maturing commercial paper note issued by Atlantic is paid.

                  SECTION 10.06. Confidentiality. (a) Each of the Seller, the Parent and the Collection Agent agrees to maintain the confidentiality of this Agreement and the other Transaction Documents in communications with third parties and otherwise; provided that this Agreement and the other Transaction Documents may be disclosed (i) to the Originators and their Affiliates if they agree to hold such documents confidential, (ii) to the legal counsel and auditors of the Seller, the Parent, the Originators and the Collection Agent if they agree to hold such documents confidential, (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party and (iv) to other Persons to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

                  (b) Each Investor, each Bank and the Agent agrees to maintain the confidentiality of all information with respect to the Seller, the Parent, the Originators or the Receivables Pool (including the Seller Reports) furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential on the same terms as the disclosing party, (ii) to the rating agencies and the providers of liquidity or credit enhancement for each Investor, and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

                  SECTION 10.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND THE ORIGINATOR PURCHASE AGREEMENT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 10.09. Survival of Termination. The provisions of Sections 2.08, 2.09, 6.07, 9.01, 10.04, 10.05 and 10.06 shall survive any termination of this Agreement.

                  SECTION 10.10. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this
Section 10.10 shall affect the right of the parties hereto to serve legal process in any other manner permitted by law.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



         SELLER               CXP FUNDING, LLC


                              By:
                                  ---------------------------
                                       Title:
                                       2728 N. Harwood
                                       Dallas, Texas  75201
                                       Attention: Arthur Zunker
                                       Facsimile Number: (214) 981-6559


         INVESTOR:            ATLANTIC ASSET SECURITIZATION CORP.

                              By:      Credit Lyonnais New York
                                       Branch, as Attorney-in-Fact


                                       By
                                          -----------------------
                                                Vice President

                                                c/o Lord Securities Corporation
                                                2 Wall Street, 19th Floor
                                                New York, N.Y.  10006
                                                Attention: Dwight Jenkins
                                                Facsimile No. (212)346-9012

         AGENT:               CREDIT LYONNAIS NEW YORK BRANCH,
                                                          as Agent


                              By
                                  -------------------------------
                                                Vice President

                                                1301 Avenue of the Americas
                                                New York, N.Y.  10019
                                                Attention:  Gary Miller
                                                Facsimile No. (212)459-3258

         BANK:                CREDIT LYONNAIS NEW YORK BRANCH


                              By:
                                   ----------------------------

                                                Percentage Interest:  100%

                                                1301 Avenue of the Americas
                                                New York, N.Y.  10019
                                                Attention: Gary Miller
                                                Facsimile No. (212)459-3258

         PARENT AND           CENTEX CONSTRUCTION PRODUCTS, INC.
         COLLECTION AGENT:

                                       By:
                                           --------------------------
                                                Title:
                                                2728 N. Harwood
                                                Dallas, Texas  75201
                                                Attention: Paul Johnston
                                                Facsimile Number: (214) 981-6858